Exhibit 10.1

AMENDMENT TO STOCK OPTION AGREEMENTS

This AMENDMENT TO STOCK OPTION AGREEMENTS (this “Amendment”) is entered into effective as of _______ ___, 20___ by and between Advanced Drainage Systems, Inc., a Delaware corporation (the “Company”), and the undersigned (the “Optionee”).

WHEREAS, under the Company’s 2000 Incentive Stock Option Plan and/or 2013 Stock Option Plan (each, as amended), the Company and the Optionee entered into one or more Incentive Stock Option Agreements and/or Non-Qualified Stock Option Agreements (each, an “Agreement” and collectively, the “Agreements”), pursuant to which the Company granted to the Optionee options to purchase shares of common stock of the Company; and

WHEREAS, the Company and the Optionee desire to amend each of the Agreements as set forth in this Amendment.

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.Definitions. Capitalized terms used herein but not defined herein shall have the respective meanings set forth in the Agreements.

2.Amendment. Each of the Agreements is hereby amended by deleting §7 and replacing it with the following:

§7.Payment of Option Price. At the time of exercise of the Option, the Optionee shall pay the entire option price for the Option Shares being purchased (a) in cash or by check, (b) in Stock or (c) in any combination of cash, check and Stock. The Board, in its sole discretion, shall establish the value of any Stock that is used in payment of the option price. Payment for any Option Shares to be purchased upon exercise of an Option may also be made by delivering a properly executed exercise notice to the Company, together with a copy of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds to pay the option price and applicable tax withholding amounts (if any). Upon receipt of the entire option price for the Stock being purchased and compliance by the Optionee with any other applicable requirements hereunder, the Company shall forthwith cause certificates for such Stock to be delivered to the Optionee.

3.Reaffirmation. The parties hereby ratify and reaffirm all of the other terms and conditions of the Agreements and such Agreements, as amended and supplemented by this Amendment, shall remain in full force and effect.

4.Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original.

[Signature Page Follows]

010-8729-6772/2

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed effective as of the date first set forth above.

ADVANCED DRAINAGE SYSTEMS, INC.

By:

Name:

Title:

OPTIONEE:

Print Name:

2

010-8729-6772/2